As filed with the U.S. Securities and Exchange Commission on October 26, 2021.

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

OPY Acquisition Corp. I

(Exact name of registrant as specified in its charter)

Delaware	6770	85-2624164
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

85 Broad Street

New York, New York 10004

Telephone: (212) 668-8000

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Jonathan B. Siegel Chief

Executive Officer OPY

Acquisition Corp. I

85 Broad Street

New York, New York 10004

Telephone: (212) 668-8000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Mitchell S. Nussbaum	Dennis McNamara	Stuart Bressman
Giovanni Caruso	General Counsel	White & Case LLP
Loeb & Loeb LLP	Oppenheimer & Co. Inc.	1221 Avenue of the Americas
345 Park Ave	85 Broad Street, 22nd Floor	New York, New York 10020
New York, New York 10154	New York, NY 10004	Telephone: (212) 819-8200
Telephone: (212) 407-4000	Telephone: (212) 668-5771	Facsimile: (212) 354-8113
Facsimile: (212) 207-4880	Facsimile: (212) 668-8081

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: ‘

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☒ 333-260171

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ‘

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ‘

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided to Section 7(a)(2)(B) of the Securities Act. ‘

CALCULATION OF REGISTRATION FEE

Title of Each Class of Security Being Registered	Amount Being Registered	Proposed Maximum Offering Price per Security(1)	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee
Units, each consisting of one share of Class A common stock, $0.0001 par value per share, and one-half (1/2) of one redeemable warrant (2)	1,150,000	$10.00	11,500,000	$1,062.60
Shares of Class A common stock included as part of the units (3)(4)	1,150,000	—	—	—
Redeemable warrants included as part of the units (3)(4)	575,000	—	—	—
Redeemable warrants issued to underwriter	115,000	11.50	1,322,500	122.20
Total			12,822,500	$1,184.80

(1)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(a) under the Securities Act of 1933, as amended, or the Securities Act.
(2)	Includes 150,000 units, which may be issued upon exercise of a 45-day option to purchase additional units granted to the underwriter.
(3)

Pursuant to Rule 416 under the Securities Act, there are also being registered an indeterminable number of additional securities as may be issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(4)

Maximum number of shares of Class A common stock and redeemable warrants, as applicable, included in the units described above, including those that may be issued upon exercise of a 45-day option granted to the underwriters described above.

(5)	No fee pursuant to Rule 457(g) under the Securities Act. (6) Paid herewith

This Registration Statement shall become effective upon filing with the SEC in accordance with Rule 462(b) under the Securities Act of 1933, as amended.

Explanatory Note

This registration statement is being filed pursuant to Rule 462(b) as promulgated under the Securities Act of 1933, as amended. OPY Acquisition Corp. I (the “Registrant”) hereby incorporates by reference into this registration statement the contents of the Registration Statement on Form S-1 (Registration No. 333-260171 ), including the exhibits thereto, which was declared effective by the Securities and Exchange Commission on October 26, 2021 (the “Prior Registration Statement”). This registration statement is being filed solely to increase the number of units (and the components of the units) being offered in the public offering as well as the shares being issued to the representative. The required opinion of counsel and related consent and accountant’s consent are attached hereto and filed herewith.

Part II

Information Not Required in Prospectus

Item 16.	Exhibits and Financial Statement Schedules.

All exhibits filed or incorporated by reference in the registrant’s Registration Statement on Form S-1 (File No. 333-260171), are incorporated herein by reference, and shall be deemed to be part of, this Registration Statement, except for the following which are filed herewith.

(a) Exhibits. The following exhibits are being filed herewith:

Exhibit	Description

5.1	Opinion of Loeb & Loeb

23.1	Consent of WithumSmith+Brown, PC

23.2	Consent of Loeb & Loeb (included in Exhibit 5.1)

Signatures

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 26th day of October, 2021.

OPY ACQUISITION CORP. I

By:	/s/ Jonathan B. Siegel
Name: Jonathan B. Siegel
Title: Chairman and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Jonathan B. Siegel	Chairman, CEO and Director	October 26, 2021
Jonathan B. Siegel

/s/ David R. Epstein	Director	October 26, 2021
David R. Epstein

/s/ Daniel E. Geffken	Principal Financial and Accounting	October 26, 2021
Daniel E. Geffken	Officer